CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated December 5, 2000 relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of INVESCO International Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
December 19, 2000